Exhibit 99.2
SEE Announces Closing of Offering of Senior Notes

CHARLOTTE, N.C., April 19, 2022—Sealed Air Corporation (“Sealed Air” or the “Company”) (NYSE: SEE) today announced the closing of its previously announced offering of $425 million aggregate principal amount of 5.000% senior notes due 2029 (the “Notes”). The Notes were sold to investors at 100.0% of their aggregate principal amount. The Notes are jointly and severally, and irrevocably and unconditionally, guaranteed on a senior unsecured basis by each of Sealed Air's existing and future wholly owned domestic subsidiaries that guarantee its senior secured credit facilities, subject to release under certain circumstances.
Sealed Air is using the net proceeds from the offering of the Notes, along with cash on hand, (i) to repurchase its outstanding 5.25% senior notes due 2023 (the “2023 Notes”) tendered pursuant to the tender offer commenced by the Company on April 5, 2022, (ii) to satisfy and discharge all of its remaining outstanding 2023 Notes in accordance with the terms of the indenture governing the 2023 Notes, (iii) to pay any premiums, fees and expenses in connection therewith and (iv) for general corporate purposes.
The Notes and related guarantees have been offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor has there been any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
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About SEE

Sealed Air (NYSE: SEE) is in business to protect, to solve critical packaging challenges, and to make our world better than we find it. Our automated packaging solutions systems help promote a safer, more resilient and less wasteful global food supply chain, enable e-commerce, and protect goods transported worldwide.
Our globally recognized brands include CRYOVAC® brand food packaging, SEALED AIR® brand protective packaging, AUTOBAG® brand automated systems, BUBBLE WRAP® brand packaging, and SEE™ Touchless Automation™ solutions.
SEE serves customers in 114 countries/territories.
Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition, results of operations or cash flows. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.
The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, including the Coronavirus Disease 2019 (COVID-19), negative impacts related to the ongoing conflict between Russia and Ukraine and related sanctions, export restrictions and other counteractions thereto, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our merger, acquisition and equity investment strategies, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021) (our “2021 Form 10-K”), regulatory actions and legal matters, and the other information referenced in the “Risk Factors” section appearing in our 2021 Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

Media
Christina Griffin
Christina.griffin@sealedair.com
704.430.5742